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                                 EXHIBIT 5.0

                  OPINION OF MULDOON, MURPHY & FAUCETTE LLP
           AS TO THE LEGALITY OF THE COMMON STOCK REGISTERED HEREBY



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August 9, 1999


Board of Directors
West Essex Bancorp, Inc.
417 Bloomfield Avenue
Caldwell, New Jersey 07006

    Re: West Essex Bancorp, Inc. 1999 Stock-Based Incentive Plan Registration Statement on Form S-8 for Offer and Sale of 258,595 Shares of Common Stock

Gentlemen:

       We have been requested by West Essex Bancorp, Inc., a federal corporation, (the "Company") to issue a legal opinion in connection with the registration under the Securities Act of 1933 on Form S-8 of 258,595 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), that may be issued under the West Essex Bancorp, Inc. 1999 Stock-Based Incentive Plan (the "Plan").

       We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, West Essex Bank.

       Based on the foregoing and limited in all respects to federal law, it is our opinion that the Shares reserved under the Plan have been duly authorized and upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.



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       We note that, although certain portions of the registration  statement on
Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of
the  Registration   Statement,   including  without   limitation  the  financial
statements or schedules or the other financial information or data included therein.

       We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's registration statement on Form S-8.

                                          Very truly yours,



                                          /s/MULDOON, MURPHY & FAUCETTE LLP